UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 31, 2020

CATALYST PHARMACEUTICALS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	001-33057	76-0837053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

355 Alhambra Circle Suite 1250 Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 420-3200

Not Applicable

Former Name or Former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Exchange on Which Registered	Ticker Symbol
Common Stock, par value $0.001 per share	NASDAQ Capital Market	CPRX

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

Change of meeting format to a virtual Annual Meeting.

On August 3, 2020, the Company issued a press release announcing that, due to the continuing coronavirus (COVID-19) pandemic and out of concern for the health and safety of its stockholders and employees, the format for the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held on Thursday, August 20, 2020 at 9:00 AM eastern time, has been changed to a virtual-only meeting format. There will be no in-person meeting.

Stockholders will be able to attend the Annual Meeting and submit questions and vote their shares during the Annual Meeting, from any location that has internet connectivity. Only stockholders of record at the close of business on June 22, 2020 (“Record Date”) will be entitled to attend the virtual Annual Meeting. Any stockholder wishing to attend the virtual Annual Meeting should register for the meeting by August 19, 2020. To register for the Annual Meeting, stockholders should follow these instructions as applicable to the nature of their ownership of the Company’s common stock:

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Registered Stockholders. If your shares are registered in your name with Continental Stock Transfer & Trust Company (“Continental”), and you wish to attend the online-only virtual Annual Meeting, go to www.cstproxy.com/catalystpharma/2020, enter the control number you received on your proxy card (printed in the box and marked with an arrow) and click on the “Click Here to Preregister for the Online Meeting” link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required to attend.

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Street Name Stockholders. Street name stockholders who wish to attend the online-only virtual Annual Meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and email a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com, Street name stockholders who email a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the online-only Annual Meeting. After contacting Continental, a street name stockholder will receive an e-mail prior to the meeting with a link and instructions for entering the virtual Annual Meeting. Street name stockholders should contact Continental at least five (5) business dates prior to the Annual Meeting date.

Stockholders participating in the virtual Annual Meeting will be in a listen-only mode and will not be able to speak during the webcast. However, in order to maintain the interactive nature of the virtual meeting, virtual attendees are able to: (i) vote using the online meeting website, and (ii) submit questions or comments to Catalyst’s officers during the meeting via e-mail or the virtual meeting webcast. Starting Monday, August 17, 2020, stockholders may submit questions or comments before or during the meeting through the virtual meeting portal by typing in the “Submit a Question” box.

Stockholders will also have the option to call in to the virtual Annual Meeting by telephone and listen (in listen-only mode) by calling:

Within the U.S. and Canada	1-888-965-8995 (toll free)
Outside the U.S. and Canada	1-415-655-0243 (standard rates apply)
Passcode for telephone access:	09485747#

On August 3, 2020, Catalyst filed a Supplement to its proxy statement, dated July 6, 2020, relating to the matters to be considered at the Annual Meeting.

A copy of the Company’s press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Comment on Magistrate Judge’s Report and Recommendation

On July 31, 2020, the Company issued a press release commenting on the report and recommendation of the Magistrate Judge involved in its suit against the FDA recommending to the District Judge handling the Company’s lawsuit that she grant the FDA’s and Jacobus’ motions for summary judgment and deny the Company’s motion for summary judgment.

A copy of the Company’s press release is attached as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release issued by the Company on August 3, 2020.
99.2	Press release issued by the Company on July 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Catalyst Pharmaceuticals, Inc.

		By:	/s/ Alicia Grande
Alicia Grande
Vice President, Treasurer and CFO

Dated:	August 3, 2020

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